Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is made as of November 6, 2020 by and among Accolade, Inc. (“Borrower”), MD Insider, Inc., the financial institutions signatory hereto (the “Lenders”) and Comerica Bank, as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.                 Borrower, Agent and Lenders entered into that certain Credit Agreement, dated as of July 19, 2019 (as amended or otherwise modified from time to time, the “Credit Agreement”).

B.                 Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, all as set forth herein and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.	The following definitions in Section 1.1 of the Credit Agreement are amended and restated as follows:

“Revolving Credit Aggregate Commitment” shall mean Eighty Million Dollars ($80,000,000.00), subject to increases pursuant to Section 2.12 hereof up to the Revolving Credit Optional Increase Amount, and subject to reduction or termination under Section 2.11 or 9.2 hereof.

“Revolving Credit Optional Increase Amount” shall mean an amount equal to $0.

2.	The following is added as new subsection (m) to Section 8.4 of the Credit Agreement:

“(m) sales or transfers of any of its Equity Interests pursuant to any follow-on public offering on the Nasdaq Global Select Market, as long as such sales or transfers do not result in a Change of Control.”

3.	Annex II attached to the Credit Agreement is amended, restated and replaced by Annex II to this Amendment.

4.	The Revolving Credit Aggregate Commitment shall be increased concurrently with this Amendment pursuant to the exercise by the Borrower of its rights under Section 2.12 of the Credit Agreement (“Revolving Credit Aggregate Commitment Increase”). The parties hereto acknowledge and agree that after giving effect to the this Amendment, (a) the definitions of Revolving Credit Aggregate Commitment and Revolving Credit Optional Increase Amount shall be as defined in Section 1 above, and (b) each Revolving Credit Lender shall (i) have Revolving Credit Percentages equal to the applicable percentages set forth in new Annex II attached hereto, which shall amend, restate and replace Annex II in the Credit Agreement as in effect immediately prior to the Third Amendment Effective Date, and (ii) hold Revolving Credit Advances outstanding on the Third Amendment Effective Date in their respective Revolving Credit Percentages. To facilitate the foregoing, each Lender which as a result of the adjustments of Revolving Credit Percentages evidenced by Annex II hereto is to hold a greater principal amount of Revolving Credit Advances outstanding than such Lender had outstanding immediately prior to the Third Amendment Effective Date, shall deliver to the Agent immediately available funds to cover its Revolving Credit Percentage of any outstanding Revolving Credit Advances (and the Agent shall, to the extent of the funds so received, disburse funds to each Lender which, as a result of the adjustment of the Revolving Credit Percentages, is to have a lesser principal amount of the Revolving Credit Advances outstanding than such Lender had prior to the Third Amendment Effective Date); provided, however that any interest and fees accrued to the Third Amendment Effective Date shall be distributed to the Lenders in accordance with their respective Revolving Credit Percentages prior to the Third Amendment Effective Date.

5.	This Amendment shall become effective (according to the terms hereof) on the date (the “Third Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:

(a)	Agent shall have received via facsimile or PDF (followed by the reasonably prompt delivery of original signatures after the Third Amendment Effective Date) counterpart originals of this Amendment, in each case duly executed and delivered by Agent, Borrower and the Lenders.

(b)	Agent shall have received replacement Revolving Credit Notes for each Revolving Credit Lender, duly executed and delivered by Borrower, in form reasonably satisfactory to Agent.

(c)	Agent shall have received payment of all fees and out of pocket expenses incurred in connection with this Amendment (including, without limitation, legal fees, and the fee set forth in Section 6 below).

(d)	The conditions set forth in Section 2.12 of the Credit Agreement shall be satisfied by Borrower or shall have been waived by Agent and the Lenders.

6.	In consideration of this Amendment, Borrower shall pay to Agent, an upfront fee of $40,000 in respect of the Revolving Credit Aggregate Commitment Increase, to be distributed by the Agent to the Lenders (including Comerica Bank) who have approved, executed and delivered a commitment increase as part of this Amendment, payable on their respective Percentages of the aggregate increase in such Lender’s Revolving Credit Commitment Amount pursuant to this Amendment, which fee shall be earned, due and payable on the Third Amendment Effective Date.

7.	Borrower hereby certifies to the Agent and the Lenders as of the Third Amendment Effective Date that (a) execution and delivery of this Amendment and the performance by each of the Credit Parties of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within such undersigned’s powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date (except to the extent such representations specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), (c) there have been no changes to any Credit Party’s constitutional documents since August 21, 2020, and (d) on and as of the Third Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

8.	Except as specifically set forth above, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrower with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

9.	MD Insider, Inc., party to that certain Guaranty, dated as of September 17, 2019 (the “Guaranty”) hereby ratifies and confirms its obligations under the Amended Credit Agreement and the applicable Guaranty, and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of this Amendment, subject to no setoff, defense or counterclaim. MD Insider, Inc. confirms that this reaffirmation is not required by the terms of the Guaranty and need not be obtained in connection with any prior or future amendments or extensions of additional credit to Borrower.

10.	Borrower and each other Credit Party hereby acknowledges and agrees that this Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, any other Credit Party, or any other party or any right, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

11.	Except as specifically defined to the contrary herein, capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

12.	This Amendment is a Loan Document.

13.	This Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.

14.	AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OF THE CREDIT PARTIES HEREBY RELEASES AGENT, EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FOREGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY AGENT OR ANY LENDER UNDER THE LOAN DOCUMENTS, THE BUSINESS RELATIONSHIP WITH AGENT AND/OR ANY LENDER AND ALL OTHER OBLIGATIONS OF ANY NATURE OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT ANY CREDIT PARTY HAS OR MAY HAVE HAD WITH AGENT OR ANY LENDER AT ANY TIME AND FOR ANY REASON.

It is understood by each of the Credit Parties and it is each Credit Party’s intention that the release set forth in the preceding paragraph (the “Release Paragraph”) shall be effective as a full and final accord and satisfactory release of each and every matter specifically referred to in the Release Paragraph. In furtherance of this intention, each Credit Party acknowledges that it is familiar with, and upon advice of counsel, does hereby waive, any and all rights they may have or acquired under California Civil Code Section 1542, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

15.	This Amendment shall be construed in accordance with and governed by the laws of the State of California.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,
as Administrative Agent and a Lender

By:	/s/ Walter Weston

Walter Weston
Its:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement (17006066)]

WESTERN ALLIANCE BANK, as Lender

By:	/s/ Whitley Mayberry
Its:	Relationship Manager

[Signature Page to Third Amendment to Credit Agreement (17006066)]

ACCOLADE, INC.,
as Borrower

By:	/s/ Stephen H. Barnes
Its:	C.F.O.

MD INSIDER, INC.,

By:	/s/ Stephen H. Barnes
Its:	President

[Signature Page to Third Amendment to Credit Agreement (17006066)]

Annex II

Percentages and Allocations

Revolving Credit Facility

	REVOLVING	REVOLVING
	CREDIT	CREDIT	WEIGHTED	TOTAL
LENDERS	PERCENTAGE	ALLOCATIONS	PERCENTAGE	ALLOCATIONS
Comerica Bank	50%	$40,000,000.00	50%	$40,000,000.00
Western Alliance Bank	50%	$40,000,000.00	50%	$40,000,000.00
TOTALS	100%	$80,000,000.00	100%	$80,000,000.00

[Signature Page to Third Amendment to Credit Agreement (17006066)]